UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2008

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code   (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)            Compensation of Roy H. Bubbs, Interim President and Chief Executive Officer. The Board of Directors of Hooper Holmes, Inc. (the “Company”) appointed Roy H. Bubbs, currently a member of the Company’s Board of Directors, to serve as the Company’s interim President and Chief Executive Officer, as disclosed in a Form 8-K filed by the Company on February 7, 2008.

The Board also authorized the Compensation Committee to make temporary compensation arrangements with Mr. Bubbs, pending final Board approval at the next regularly scheduled meeting of the Board in April 2008.  The Compensation Committee and Mr. Bubbs have agreed to a base salary of $500,000, to be paid bi-monthly in accordance with the Company’s existing payroll practices.  Mr. Bubbs’ base salary will be retroactively adjusted in the event the Board approves a different amount.  Currently, there is no employment contract or other compensatory arrangements between the Company and Mr. Bubbs, in his capacity as interim President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date:   February 13, 2008                                                    By:            /s/ William F. Kracklauer
William F. Kracklauer
Senior Vice President, General Counsel and Secretary